EXHIBIT 5.3











                                February 2, 2006


Cartan Holdings, Inc.
6260 Field Place
Burnaby, British Columbia
V5E 3W1

Ladies and Gentlemen:

RE:   Cartan Claim

      Zubeda Mohamed Lakhani holds in trust for Cartan Holdings, Inc., an undivided interest in the following claim:

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|CLAIM || RECORD NUMBER  |EXPIRATION DATE |
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|532758||December 5, 2005|December 5, 2006|
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        Zubeda Mohamed Lakhani will deliver full title on demand to Cartan
Holdings, Inc., for as long as the claims are in good standing with the Province of British Columbia.


                                     Yours truly,



                                     /s/ Zubeda Mohamed Lakhani
				     --------------------------
				     Zubeda Mohamed Lakhani